EXHIBIT 10.7

ANALOGIC CORPORATION

KEY EMPLOYEE

INCENTIVE STOCK OPTION PLAN

JUNE 11, 1993

AS AMENDED OCTOBER 12, 2000 AND

SEPTEMBER 20, 2006

1. Purpose. The purpose of this Plan (the “Plan”) is to further the growth and development of Analogic Corporation and any subsidiary corporations, as hereinafter defined (referred to, unless the context otherwise requires, as the “Company”), by granting to certain officers, directors, and key employees of the Company and any subsidiary corporations, as an incentive and encouragement to stock ownership, options to purchase shares of Common Stock of the Company and thereby obtain a proprietary interest in the enterprise and a more direct stake in its continuing welfare.

2. Administration. The Plan shall be administered by a Stock Plan Committee (the “Committee”) appointed by the Board of Directors of the Company. The Committee shall serve at the pleasure of the Board and shall consist of the Chairman of the Board and not less than two additional directors, each of whom shall be ineligible to participate in the Plan and shall not have received during the one year prior to service as a member of the Committee a discretionary grant or award of equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates. The Committee may, from time to time, interpret the Plan and options granted pursuant thereto, and may make, and amend, such regulations concerning the same as it may deem appropriate.

3. Grant of Options. The Committee may grant options within the limits of the Plan only in accordance with the recommendations of the Committee with respect to the identity of the employees to receive options, the times when they shall receive them (subject to the limits hereinafter set forth), the number of shares to be subject to each option, the dates upon which options granted may be exercised, and other terms of the options to be granted (which terms need not be identical) to the extent not inconsistent with the provisions of Section 422 of the Internal Revenue Code (the “Code”) and the Plan. Options for the purchase of no more than 20,000 shares may be granted to any one Participant cumulatively under the Plan.

Notwithstanding any provision hereof to the contrary, the aggregate fair market value of stock with respect to which incentive stock options (determined without regard to Section 422(d) of the Code) are exercisable for the first time by any Participant during any calendar year shall not exceed $100,000. For purposes of the preceding sentence, the fair market value of any stock shall be determined as of the time the option with respect to such stock is granted; and application of said $100,000 limitation shall be made taking options into account in the order in which they were granted.

4. Shares Subject to the Plan. The shares to be optioned may be authorized and unissued shares of Common Stock of the Company, of the par value of $.05 each, or treasury shares, as the Committee may determine, not exceeding in the aggregate 500,000 shares of Common Stock; provided however, that no options may be granted under the Plan if the aggregate number of shares subject to (i) options then outstanding under the Plan, (ii) other options granted by the Company and then outstanding, and (iii) the options proposed to be granted under the Plan, would exceed an amount equal to 10% of the then issued and outstanding shares of Common Stock of the Company (excluding treasury shares). All shares subject to options that shall have terminated for any reason (other than by surrender for cancellation upon any exercise of all or part of such options) will be available for subsequent optioning.

5. Participants. All officers, directors, and key employees of the Company and its wholly-owned subsidiary corporations other than the Chairman of the Board and the Vice ~Chairman of the Board shall be eligible to receive options and thereby become Participants in the Plan. No officer or director who is not also a key employee shall be eligible to participate, nor shall any person owning 10% or more of the Common Stock be to receive options and thereby become Participants in the Plan. No officer or director who is not also a key employee shall be eligible to participate, nor shall any person owning 10% or more of the Common Stock be eligible. In granting options, the Committee may include or exclude previous Participants in the Plan and/or in any of the Company’s other stock option plans.

6. Option Price. The price at which shares may from time to time be optioned shall be not less than the fair market value at the time the option is granted. The fair market value shall be determined in good faith by the Committee at each time that such options are granted by it.

7. Option Period. Subject to Section 15, the period for exercising an option (the “Exercise Period”) shall be the period beginning two years and ending seven years from the date the option is granted, except that:

1. If an option shall have been granted in connection with the termination of a previously granted option under the Plan, the Exercise Period of such subsequently granted option shall be the period beginning the day after the expiration of the option period applicable to the said previously granted option and ending seven years from the date such subsequently granted option is granted.

2. If a replacement option is granted to a previous Participant under the Plan, unless otherwise determined by the Committee at the time of grant, the Exercise Period shall commence two years after the date of the grant being replaced under the Plan.

3. If a Participant retires during the Exercise Period, such option shall be exercisable by him only during the three months following his retirement, but in no event after the expiration of the Exercise Period.

4. If a Participant dies during the Exercise Period, such option shall be exercisable by the executors, administrators, legatees or distributees of his estate only during the six months following the appointment of a fiduciary of his or her estate, but in no event after the expiration of the Exercise Period.

5. If a Participant ceases to be an employee of the Company for any cause other than retirement or death, such option shall terminate as of the date of the cessation of his employment.

6. The Committee may at the time of grant of any option designate a different Exercise Period for such option.

8. Exercise of Option. Subject to Sections 7, 14 and 15, options granted under the Plan may be exercised at any time and from time to time during the Exercise Period except that each option granted under the Plan may be exercised commencing:

•	two years from the date of that grant under the Plan only to the extent of 25% of the total number of option shares granted to the Participant under that grant;

•	three years from the date of that grant under the Plan only to the extent of 50% of the total number of option shares granted to the Participant under that grant;

•	four years from the date of that grant under the Plan only to the extent of 75% of the total number of option shares granted to the Participant under that grant; and

•	five and subsequent years from the date of that grant under the Plan, the Participant may exercise all unexercised options granted under that grant.

Notwithstanding the foregoing provisions of this Section 8, the Committee may at the time of grant of any option designate a different schedule upon which such option shall become exercisable and may at any time determine that one or more then outstanding options shall become exercisable (in whole or in such part as may be specified in the Committee vote) more quickly than such option(s) would become exercisable under the schedule otherwise applicable thereto.

The foregoing exercise schedule is subject always to the provisions of Section 11 of the Plan and to the condition that any unexercised option shall expire seven years from the date of grant of that option.

If one of the events referred to in Section 7(c) or 7(d) occurs, the option shall be exercisable, subject to Section 15, under this Section during the three months following retirement, or during the six month period following the appointment of a fiduciary of the estate of a deceased employee, as the case may be, only as to the number of shares, if any, as to which it was exercisable immediately prior to said retirement or death.

9. Payment for Shares. Full payment for shares purchased, together with the amount of any tax or excise due in respect of the sale and issue thereof, shall be made (i) in cash (ii) by delivering shares of stock, or (iii) by any combination of cash and such stock, as the Participant may determine at the time of the exercise of the option in whole or in part. The Company will issue no certificates for shares until full payment therefor has been made, and a Participant shall have none of the rights of a stockholder until certificates for the shares purchased are issued to him.

10. Nonassignability. Each option by its terms shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during a Participant’s lifetime, only by him.

11. Conditions to Exercise of Options. The Committee may, in its discretion, require as conditions to the exercise of options and the issuance of shares thereunder (a) that a registration statement under the Securities Act of 1933, as amended, with respect to the shares to be issued on the exercise of the options, containing such current information as is required by the Rules and Regulations under said Act, shall have become, and continue to be, effective, or (b) that the Participant (i) shall have represented, warranted and agreed, in form and substance satisfactory to the Company, both that he is acquiring the option and, at the time of exercising the option, that he is acquiring the shares for his own account, for investment or not with a view to or in connection with any distribution, (ii) shall have agreed to restrictions on transfer, in form and substance satisfactory to the Company, and (iii) shall have agreed to an endorsement which makes appropriate reference to such representations, warranties, agreements and restrictions both on the option and on the certificate representing the shares.

12. Conditions to Effectiveness of the Plan. The Plan was adopted by the Board of Directors on June 11, 1993 and was approved by the stockholders of the Company on January 24, 1994. No option shall be granted or exercised if the grant of the option, or the exercise and the issuance of shares pursuant thereto, would be contrary to law or the regulations of any duly constituted authority having jurisdiction.

13. Alteration, Termination, Discontinuance, Suspension or Amendment. The Plan shall terminate on June 10, 2003 and no options shall be granted under the Plan after such date. The Board may alter, terminate, discontinue, suspend or amend the Plan. Neither the Board nor the Committee may, however, increase the maximum number of shares in the aggregate that may be offered for sale under options or change the manner of determining the option price or, without the consent of the Participant, alter or impair any option previously granted to him under the Plan, except as provided in Section 15. In no way shall the termination of the Plan impair or alter the rights of the Participant to exercise options granted under the Plan or alter the rights of the Committee under Section 8 of the Plan. The Committee may issue new options in exchange for outstanding options.

14. Effect of Changes in Common Stock. If by reason of recapitalization, reclassification, stock split-up, combination of shares, separation (including a spin-off) or dividend on the stock of the Company payable in stock, the outstanding shares of stock of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company, the Committee shall conclusively determine the equitable adjustment in the exercise prices of outstanding options and in the number and kind of shares as to which outstanding options shall be exercisable, and the total number of shares of stock of the Company in which options may be granted under this Plan shall be equitably adjusted by the Committee.

Reorganization. If the Company is a party to any merger or consolidations, any purchase or acquisition of property or stock, or any separation, reorganization or liquidation, the Committee (or, if the Company is not the surviving corporation, the Board of Directors of the surviving corporation) shall have the power to make arrangements, which shall be binding upon the holders of unexpired options, for the substitution of new options for, or the assumption by another corporation of, any unexpired options then outstanding hereunder, and the total number of shares of stock in which options may be granted under this Plan shall be appropriately adjusted by the Committee.

15. Securities Laws. With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 (“1934 Act”), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee or the Board of Directors fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.